UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 9, 2009

AgFeed Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-33674	20-2597168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite A1001-1002, Tower 16, Hengmao Int'l Center
Nanchang City, Jiangxi Province, China 330003
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:          86-791-6669093

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Explanatory Note

AgFeed Industries, Inc. (the “Company”) filed a Current Report on Form 8-K (“Original Form 8-K”) with the Securities and Exchange Commission on September 10, 2009, disclosing under Item 1.01, among others, a summary of the terms of an Equity Credit Agreement, dated as of September 9, 2009 (the "Agreement"), that the Company entered into with an institutional investor (the "Investor").

On November 9, 2009, the Company and the Investor amended and restated the Agreement to remove Section 2.1(c), which provided that if the closing bid price on any day during a Valuation Period was less than 80% of the average of the closing bid prices for the five trading days before the put notice (the "Floor Price"), the Investment Amount would have been reduced by 20%. If the closing bid price on any two days during the Valuation Period was less than 80% of the Floor Price, the Investment Amount would have been reduced to an amount equal to 20% of the Investment Amount for each trading day during the Valuation Period that the closing bid price was 80% or more of the Floor Price.  No other provisions of the Agreement were amended.

This Amendment No. 1 to the Original Form 8-K (this "Amendment") is being filed to amend the disclosure under Item 1.01 to correctly summarize the terms of the Agreement, as amended and restated on November 9, 2009.  Accordingly, this Amendment hereby amends and restates Item 1.01 of the Original Form 8-K as follows:

Item 1.01.          Entry into a Material Definitive Agreement.

On September 9, 2009, AgFeed Industries, Inc. (the "Company") entered into an Equity Credit Agreement with an institutional investor (the "Investor"), which was amended and restated as of November 9, 2009, providing for, among other things, the issuance of shares of its common stock (the "Shares") at any time and from time to time during the next two years for gross proceeds of up to $50,000,000. In connection with the closing of the transaction, the Company also issued warrants to purchase an additional 400,000 shares of its common stock during a five year period at an exercise price of $5.75 per share (the "Warrants").The Company also entered into a Registration Rights Agreement as part of the transaction. The closing took place on September 9, 2009.

The following is a summary of the Equity Credit Agreement, the Registration Rights Agreement and the Warrant, is not complete, and is qualified in its entirety by reference to the full text of those agreements.  The Equity Credit Agreement, as amended and restated, is attached as an exhibit to this Current Report on Form 8-K/A and each of the Registration Rights Agreement and the Warrant is attached as an exhibit to the Original Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with this financing.

The provisions of the Equity Credit Agreement, Registration Rights Agreement, and Warrant, including without limitation the representations and warranties contained therein, are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Equity Credit Agreement

Terms of Sale

The Company may require the Investor to purchase our shares of common stock from time to time under the equity credit agreement by delivering a put notice specifying the total purchase price for the shares to be purchased (the "Investment Amount"). The Investment Amount may not be greater than the lesser of (a) $2,500,000 or (b) 300% of the average dollar volume (closing bid price times the volume on the Nasdaq Global Market for a trading day) for the 20 trading days preceding the put notice.

The purchase price per share for the shares to be purchased for the Investment Amount will be 95% of the lowest closing bid price on the Nasdaq Global Market during the five trading days following the put notice (the "Valuation Period").

If within 15 trading days after the closing of any purchase and sale of shares under the equity credit agreement (a "Closing") the Company delivers a notice (a "Blackout Notice") to the Investor that the Company's Board of Directors has determined in good faith that (a) either (i) the Company possesses material information not ripe for disclosure in a registration statement or (ii) the Company is engaged in a material activity that would be adversely affected by disclosure in a registration statement and (b) the registration statement of which this prospectus supplement is a part would be materially misleading absent the inclusion of such information and the Investor still holds shares of common stock purchased at such Closing and the Company suspends the right of the Investor to sell the common stock for a period (a "Blackout Period"), the Company may be required to issue additional shares of common stock to the Investor if the closing bid price for the common stock on the first trading day following the Blackout Period (the "New Bid Price") is less than the closing bid price for the common stock on the trading day immediately preceding the Blackout Period (the "Old Bid Price"). The number of additional shares to be issued, if any, will be equal to the difference between (a) the number of shares purchased at such Closing still held by the Investor (the "Remaining Shares") multiplied by the Old Bid Price, divided by the New Bid Price and (b) the Remaining Shares.

The Equity Credit Agreement contains representations and warranties of the Company and the Investor which are typical for transactions of this type. The representations and warranties made by the Company in the Equity Credit Agreement are qualified by reference to certain exceptions contained in disclosure schedules delivered to the Investor. Accordingly, the representations and warranties contained in the Equity Credit Agreement should not be relied upon by third parties who do not have access to those disclosure schedules.

The Equity Credit Agreement contains a variety of covenants on the part of the Company which are typical for transactions of this type, as well as the obligation, without the prior written consent of the Investor, not to enter into any other equity line of credit agreement with a third party during the term of the Equity Credit Agreement.

The Equity Credit Agreement also obligates the Company to indemnify the Investor and other holders of the securities issued to them for certain losses resulting from any misrepresentation or breach of any representation or warranty made by the Company or breach of any obligation of the Company.

Warrant

The Warrant entitles the Investor to purchase up to an aggregate of 400,000 shares of common stock. The Warrant is exercisable in whole or in part beginning on September 10, 2009 and remain exercisable until September 9, 2014.  The exercise price of the Warrant is $5.75 per share of common stock, subject to adjustment in certain circumstances as set forth in the Warrant.

Registration Rights Agreement

The Registration Rights Agreement requires the Company to file a post-effective amendment or supplement to the Company’s existing shelf registration statement on Form S-3, filed with the Securities and Exchange Commission (the "Commission") on June 26, 2009 and declared effective by the SEC on July 6, 2009 for the resale of the Shares and the shares of common stock issuable upon exercise of the Warrant. The post-effective amendment or supplement must be filed by September 25, 2009 and must remain effective and available for use until earlier of (a) six months after the completion of the last Closing Date under the Equity Credit Agreement, (b) the date the Investor has sold all of the securities covered by the registration statement and (c) the date the Investor can resell all of such securities pursuant to Rule 144 free of the manner of sale and volume limitations.

If the prospectus included in the registration statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (a "Registration Default"), and the Company fails to cure the Registration Default within 10 business days, the Company is required to pay liquidated damages in an amount equal to 2% of the Purchase Price of all registrable securities then held by the Investor and still subject to Rule 144 volume limitations for each thirty (30) calendar day period or portion thereof, beginning on the date of suspension.  The Registration Rights Agreement provides for customary indemnification for the Company and the Investor.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits

10.20	Equity Credit Agreement dated September 9, 2009, as amended and restated as of November 9, 2009

10.21	Registration Rights Agreement dated September 9, 2009 (filed as Exhibit 10.21 of the Original Form 8-K on September 10, 2009)

10.22	Form of Warrant (filed as Exhibit 10.22 of the Original Form 8-K on September 10, 2009)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   November 10, 2009

AGFEED INDUSTRIES, INC.

By:	/s/ Junhong Xiong
Junhong Xiong
Chief Executive Officer